AMENDMENT NO. TWO
TO THE
EMPLOYMENT AGREEMENT

          THIS AMENDMENT is entered into as of the 25th day of January, 2006 by and between COMMUNITY BANK (the "Corporation"), a federally chartered savings bank, and CHRIS P. KYRIAKIDES (the "Executive").

WITNESSETH:

          WHEREAS, the Corporation and the Executive entered into an employment agreement dated April 1, 2001 (the "Employment Agreement"); and

          WHEREAS, pursuant to Amendment No. One to the Employment Agreement dated March 29, 2002 the Corporation and the Executive amended the Employment Agreement to set the Executive's compensation and the expiration of the term of the Executive's employment under the Employment Agreement at March 31, 2004, subject to automatic extension as provided for in the Employment Agreement; and

          WHEREAS, the Corporation and Executive desire to amend the Employment Agreement as described below.

          NOW, THEREFORE, to assure the Corporation of the Executive's continued dedication, the availability of his advice and counsel to the Board of Directors of the Corporation, and to induce the Executive to remain and continue in the employ of the Corporation and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, the Corporation and the Executive hereby agree that the Employment Agreement shall be amended, as follows:

          1. Section 2 of the Employment Agreement is hereby amended and revised to read as follows:

          Executive Duties: Executive agrees that, during the term of his employment under this Agreement and in his capacity as Senior Vice President and President of Hampton Roads Region, he will devote his full business time and energy to the business, affairs and interests of the Corporation and serve it diligently and to the best of his ability. The services and duties to be performed by Executive shall be those appropriate to his office and title as currently and from time to time hereafter specified in the Corporation's By-laws or otherwise specified by its Board of Directors.

          2. Except as specifically amended above, all terms, conditions, covenants and other provisions of the Employment Agreement shall remain in full force and effect as set forth therein.

          3. The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of the Corporation.

          IN WITNESS WHEREOF, the parties have executed this Amendment No. One to the Employment Agreement effective as of January 26, 2006.

EXECUTIVE
ATTEST:		/s/ Chris P. Kyriakides Chris P. Kyriakides
COMMUNITY BANK
ATTEST:	By:	/s/ P. Douglas Richard President